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                                                                      EXHIBIT 99



                      REPUBLIC BANCORP ANNOUNCES PLANS FOR
                     THIRD QUARTER EARNINGS CONFERENCE CALL


ANN ARBOR, Michigan--October 5, 2000--Republic Bancorp Inc. (NASDAQ: RBNC), one of the nation's fastest growing regional bank holding companies specializing in personalized service and commercial, consumer and mortgage lending, today announced that it will host a conference call for investors to discuss its third quarter results on Friday, October 13, 2000 at 10:00 a.m. Eastern Standard Time. Jerry D. Campbell, Chairman of the Board, Dana M. Cluckey, President and Chief Executive Officer, and Thomas F. Menacher, Executive Vice President, Treasurer and Chief Financial Officer, will provide an overview of the third quarter financial performance and business highlights.

To participate in the conference, please dial 877-679-9054 at least 5 minutes before start time. No passcode is necessary. If you are unable to participate on the call, a replay will be available through October 20, 2000 by dialing 800-615-3210, code 4646046. The conference call will also be simulcast live on the Internet at www.republicbancorp.com or vcall.com. The web-cast will be archived on these sites for 90 days.

Republic Bancorp Inc., with $4.6 billion in assets, is the fourth largest bank holding company in Michigan and is one of the top 100 banks in the country. The Company is the #1 Small Business Administration lender in Michigan for the 6th consecutive year, the 22nd largest retail mortgage lender in the country and ranked 25th on Fortune's "100 Best Places to Work in America". Information about Republic Bancorp Inc.'s financial results and its products and services can be accessed at www.republicbancorp.com.

The Company provides electronic banking, bill paying and cash management services to retail and commercial customers through ExpressNet, an internet banking system. ExpressNet is available at www.republicbancorp.com. The Company accepts on-line mortgage applications at www.buyersdirectmortgage.com and at
                                         ----------------------------
www.republicbancorp.com.


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